Exhibit 99.1

ENROLLMENT APPLICATION

DIVIDEND REINVESTMENT PLAN

FOR SHARES OF

COMMON STOCK

OF

ONE LIBERTY PROPERTIES, INC.

I wish to participate in the Dividend Reinvestment Plan (the “Plan”) for the purchase of whole and partial shares of Common Stock (“Shares”) of One Liberty Properties, Inc. (the “Company”) as follows:

Check one box only (☒).

If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.

☐	FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all Shares now or hereafter registered in my name and on all Shares held for me by American Stock Transfer & Trust Company, LLC (the “Plan Administrator”).

☐	PARTIAL DIVIDEND REINVESTMENT. I want to reinvest cash dividends on only _____ Shares registered in my name and want my cash dividends on the rest of my Shares.

I acknowledge receipt of the Prospectus dated June 14, 2019 with respect to the Plan.

You may change your DIVIDEND REINVESTMENT selections from time to time.

I (We) hereby appoint American Stock Transfer & Trust Company LLC as my (our) Agent under the terms and conditions of the Plan, as described in the Prospectus which this form is a part of, to receive dividend payments and apply them to the purchase of shares of One Liberty Properties, Inc. common stock as set forth herein.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING

INVESTMENT.

This form, when completed and signed, should be mailed to:

One Liberty Properties, Inc.

c/o American Stock Transfer & Trust Company LLC

P.O. Box 922, Wall Street Station

New York, New York 10269-0560

Attn: Dividend Reinvestment Department

ACCOUNT REGISTRATION

Name of Participant:

Social Security Number or Taxpayer Identification Number of
Participant:

Address of
Participant:

Signature of
Participant:
(All joint account owners must sign)